UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008
FREIGHTCAR AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(800) 458-2235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 17, 2008, FreightCar America, Inc. (the “Company”) announced that it has appointed Christopher L. Nagel as Vice President, Chief Financial Officer and Treasurer, effective January 14, 2009. Mr. Nagel succeeds Kevin P. Bagby, who resigned from the Company effective November 3, 2008.
     Mr. Nagel, 46, joins the Company from The Wallick Companies, a real estate development, construction and management firm, where he was Chief Financial Officer from September 2007 to December 2008. Prior to joining The Wallick Companies, Mr. Nagel spent nine years serving in various senior executive leadership positions at The Scotts Miracle-Gro Company, a manufacturer and distributor of lawn and garden care products. From September 2006 to July 2007, he was Executive Vice President, North American Consumer Business of Scotts. From January 2003 to September 2006, he was Executive Vice President and Chief Financial Officer of Scotts. From 2001 to 2003, Mr. Nagel served as Senior Vice President, North America and Corporate Finance of Scotts, and from September 1998 to August 2001, as Vice President and Corporate Controller.
     In connection with Mr. Nagel’s appointment, the Company and Mr. Nagel entered into an Employment Agreement (the “Agreement”) effective January 14, 2009 (the “Effective Date”). The material terms of the Agreement are set forth below, which description is qualified by reference to the provisions of the Agreement attached to this report as Exhibit 10.1. Capitalized terms are as defined in the Agreement.
     (i) Term: The Agreement commences on the Effective Date and will expire on the third anniversary of the Effective Date; except that the Agreement will remain in effect from year to year thereafter unless either party gives notice of its intention not to continue the Agreement at least 90 days before the date as of which the Agreement would otherwise terminate, in which case the Agreement will terminate as of the December 31 of the year in which such notice is given.
     (ii) Base Salary: The Company will pay Mr. Nagel an initial base salary of $350,000.
     (iii) Bonuses: Mr. Nagel will be eligible for an annual cash bonus based on performance and calculated as a percentage of his base salary. Initially, Mr. Nagel will have the opportunity of a bonus payout equal to 40% of his base salary. The Company will pay Mr. Nagel the bonus at the same time as annual bonus payments are made to other participants, and in all events within 2 1/2 months following the end of the fiscal year in which the bonus is earned.
     (iv) Restricted Stock: On the Effective Date, the Company will award Mr. Nagel 10,000 shares of restricted stock in accordance with and subject to the terms of the FreightCar America, Inc. 2005 Long Term Incentive Plan, vesting in three equal annual installments beginning on the first anniversary of the Effective Date. This restricted stock award would become fully vested upon a Change in Control.

     (v) Make Whole Agreement: It is anticipated that as a result of Mr. Nagel terminating his employment with The Wallick Companies (“Wallick”), Wallick may not pay Mr. Nagel an annual incentive bonus for the 2008 calendar year (the “Wallick Bonus”). Within 30 days following the date as of which Wallick makes bonus payments for 2008, Mr. Nagel will notify the Company’s Chief Executive Officer whether Wallick has paid him the Wallick Bonus. If Mr. Nagel provides a reasonable written certification to the Company that, as a result of his terminating his employment with Wallick, Wallick did not pay him the Wallick Bonus, together with his best good-faith estimate of the amount of the foregone Wallick Bonus, then the Company will pay him such amount within 60 days of receiving such written certification, provided that such amount shall not exceed $60,000. If, subsequent to the receipt of such amount, Mr. Nagel voluntarily terminates his employment with the Company before December 31, 2009, other than for Good Reason, he must repay such amount to the Company.
     (vi) Other Amounts: The Company will reimburse Mr. Nagel’s reasonable moving and relocation expenses in relocating to Chicago, Illinois. Until he relocates, the Company will pay or reimburse commuting expenses to the Company’s offices. The Company will provide Mr. Nagel with the use of an automobile with lease payments of no more than $500 per month throughout the term of his employment. Mr. Nagel will be entitled to participate in any employee benefit plan made available by the Company to its executive employees at any time during his employment.
     (vii) Termination Payments:
     (a) Death or Disability: If Mr. Nagel’s employment is terminated due to his death or disability, the Company will pay any earned but unpaid base salary and bonus, any accrued but unpaid vacation, any amounts payable under the Company’s employee benefit plans, and any unreimbursed expenses incurred by Mr. Nagel.
     (b) For Cause or by Mr. Nagel for Other than Good Reason: If Mr. Nagel’s employment is terminated by the Company for Cause or by Mr. Nagel for other than Good Reason, the Company shall pay Mr. Nagel his base salary through the date of termination and any unreimbursed expenses.
     (c) By the Company for Cause or by Mr. Nagel without Good Reason: If Mr. Nagel’s employment is terminated by the Company for Cause or by Mr. Nagel without Good Reason, the Company will pay any earned but unpaid base salary and bonus, any accrued but unpaid vacation, any amounts payable under the Company’s employee benefit plans, and any unreimbursed expenses incurred by Mr. Nagel.
     (d) By the Company without Cause or by Mr. Nagel for Good Reason: If the Company terminates Mr. Nagel’s employment without Cause, or Mr. Nagel terminates his employment for Good Reason, then the Company will provide the following payments and benefits: (i) the Company will pay Mr. Nagel his base salary through the date of termination and all other unpaid amounts to which he is entitled as of the date of termination, including unpaid but accrued vacation and benefits payable; (ii) the Company shall pay Mr. Nagel’s base salary for 12 months following the date of termination (or 24 months if Mr. Nagel terminates his employment for Good Reason after a Change in Control); (iii) the Company will pay Mr. Nagel’s target bonus for the year of termination (or two times the target bonus if Mr. Nagel terminates his employment for Good Reason after a Change in Control); and (iv) the Company shall make available continued participation in the Company’s group health benefit plan to Mr. Nagel and such members of his family who participated in the group health plan at the time of his termination, for a period of 12 months (or 24 months if Mr. Nagel terminates his employment for Good Reason after a Change in Control).
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
Exhibit 10.1 Employment Agreement effective January 14, 2009 by and between FreightCar America, Inc. and Christopher L. Nagel
Exhibit 99.1 Press Release of FreightCar America, Inc. dated December 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: December 17, 2008	By:	/s/ Laurence M. Trusdell
Name: Laurence M. Trusdell
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Employment Agreement effective January 14, 2009 by and between FreightCar America, Inc. and Christopher L. Nagel

Exhibit 99.1	Press Release of FreightCar America, Inc. dated December 17, 2008